Filing Pursuant to Rule 424(b)(3)

                                            Registration Statement No. 333-92861

                           PROSPECTUS SUPPLEMENT NO. 1
                      TO PROSPECTUS DATED DECEMBER 22, 1999

                               CYBERSHOP.COM, INC.
                            (NOW KNOWN AS GSV, INC.)

      The purpose of this Prospectus Supplement No. 1 is to reflect that on June 13, 2000 Montrose Investments Ltd., a Selling Stockholder, transferred its immediately exercisable warrant to purchase 118,942 shares of Common Stock (the "Warrant") to HBK Master Fund L.P., the General Partner of Montrose Investments Ltd. Accordingly, Montrose Investments L.P. is no longer a Selling Stockholder with respect to the 118,942 shares of Common Stock issuable on the exercise of the Warrant, and HBK Master Fund L.P. is now the Selling Stockholder with respect to the 118,942 shares of Common Stock issuable on the exercise of the Warrant.

      The date of this Prospectus Supplement No. 1 is July 25, 2000.